Exhibit 99.1
For Financial Inquiries:
Sybase Investor Relations
Lynne Farris
(925) 236-8797
lynne.farris@sybase.com
Charlie Chen
(925) 236-6015
charles.chen@sybase.com
For Press Inquiries:
Sybase Public Relations
Lorna Fernandes
(925) 236-4107
lorna.fernandes@sybase.com
SYBASE REPORTS SOLID 2007 FIRST QUARTER RESULTS
EPS Exceeds First Call Consensus Estimate
DUBLIN, Calif. — April 26, 2007 — Sybase, Inc. (NYSE: SY), a leading provider of enterprise infrastructure and mobile software, today reported financial results for the first quarter ended March 31, 2007.
Highlights:
•	Total revenues increased 18% year over year to $230.0 million

•	Total database license revenues grew 17% year over year

•	Over 17 billion total messages delivered across the Sybase 365 network

•	Cash flow from operations of $69.6 million

•	Pro forma operating income increased 19% year over year; GAAP up 13%

•	Pro forma fully diluted EPS of $0.27 exceeded First Call consensus estimate of $0.26; GAAP EPS of $0.16
2007 First Quarter Results
Total revenue increased 18% to $230.0 million from $195.0 million in the first quarter of 2006. The company reported total license revenue of $69.4 million, services revenue of $129.7 million, and messaging revenue of $31.0 million.
Pro forma operating income for the quarter increased 19% year over year to $33.9 million, representing a 15% operating margin.

Pro forma net income for the quarter increased 9% to $24.9 million, or earnings per diluted share (EPS) of $0.27. This compares with pro forma net income of $22.7 million, or EPS of $0.25 for the first quarter of 2006.
Operating income calculated in accordance with generally accepted accounting principles (GAAP) for the quarter increased 13% year over year to $21.4 million, representing a 9% operating margin.
GAAP net income was $15.1 million, or GAAP EPS of $0.16, for the quarter. This compares with GAAP net income of $17.3 million, or GAAP EPS of $0.19, for the 2006 first quarter. Included in the 2007 first quarter GAAP-based results is the impact of $2.8 million for the amortization of purchased intangibles related to the acquisition of Mobile 365.
Pro forma amounts exclude the amortization of certain purchased intangibles, stock-based compensation, and restructuring costs, and the tax effect of these and related items. Accompanying this release is a reconciliation of pro forma and GAAP amounts for the 2007 first quarter.
“We are pleased with the ongoing strength of our overall database license revenues, which grew 17% year over year,” stated John Chen, chairman, CEO, and president of Sybase. “This represents our fourth consecutive quarter of double-digit growth in our database business and reflects market share gains driven by robust demand for our Adaptive Server Enterprise 15.0 flagship database and our IQ analytics server.
“We are also very encouraged by our first full quarter of mobile messaging revenue, which exceeded our expectations and successfully attracted new, high-profile customers like China Mobile, NTT Docomo, and Virgin Mobile.
“We are confident that our solid balance sheet, compelling product portfolio, and go-to-market strategy position us well to achieve our revenue, earnings, and cash flow targets for the year,” concluded Mr. Chen.
Balance Sheet and Other Data
At March 31, 2007, Sybase reported $698.7 million in cash and cash investments, including restricted cash of $6.0 million. In the first quarter, the company generated $69.6 million in cash flow from operations.

Sybase repurchased $18.6 million worth of its stock during the 2007 first quarter. As of March 31, 2007, $231.2 million remained authorized in the company’s current share repurchase program.
Days sales outstanding (DSO) for the 2007 first quarter was 75.
Forward Guidance
For the second quarter ending June 30, 2007, management anticipates revenues ranging from $245.0 million to $250.0 million. Pro forma fully diluted EPS for the second quarter is expected to range from $0.32 to $0.36. GAAP EPS for the second quarter is expected to range from $0.23 to $0.27, which includes $2.7 million for the amortization of intangibles related to the acquisition of Mobile 365 in November 2006.
For full-year 2007, management reiterates its most recent guidance for revenue of approximately $1.025 billion and fully diluted pro forma EPS of approximately $1.52. GAAP EPS is anticipated at approximately $1.12, which includes $10.9 million for the amortization of intangibles related to the acquisition of Mobile 365.
Management also reiterates its most recent guidance for full-year 2007 cash flow from operations in the range of $190 million to $200 million.
Accompanying this release is a reconciliation of projected pro forma and GAAP amounts for the 2007 second quarter and full year.
2007 First Quarter Company Highlights
•	Announced that the Sybase® Adaptive Server® Enterprise (ASE) database and the Sybase IQ analytics server were selected by leading financial, federal, telecommunications and retail organizations in Asia, including Samsung Securities, the South Korean Ministry of Government Administration and Home Affairs, China’s Guang Dong Telecom, and China’s Wang Fujing Department Store Group, to deliver real-time analytics and enterprise data management.

•	Launched Bridge Concierge Go, a one-stop mobile travel portal covering eight markets in Asia, in conjunction with Bridge Mobile Alliance. Bridge Concierge Go is based on Sybase’s AvantGo® mobile Internet service.

•	Expanded the capabilities of Information Anywhere® Suite to include instant messaging and presence with the launch of OneBridge® Messenger.

•	Launched a new managed service offering to more than 4.6 million Virgin Mobile USA customers based on the Sybase 365 mfolio™ mobile application.

•	Announced a partnership between Sybase 365 and Belgacom International Carrier Services in a new international SMS peering agreement.

•	Launched the Wireless Development Center in Techno Park, Singapore to focus on the development of new technologies in the areas of RFID, embedded software and mobile middleware for the enterprise.

•	Announced that Sybase 365 has been selected by five leading mobile operators in the Pacific Islands to provide domestic and international messaging connectivity in the region.

•	Launched the Data Tools Platform 1.0, an Eclipse Foundation open source project spearheaded by Sybase, Actuate and IBM for developing data-centric applications in the Eclipse environment.

•	Delivered SQL Anywhere® 10 for Mac OS X on Intel, providing the first data management and synchronization solution for Intel-based Macs.
Conference Call and Webcast Information
The Sybase 2007 first quarter conference call and simultaneous Webcast is scheduled to begin at 7:30 a.m., Pacific Time/10:30 a.m. Eastern Time on Thursday, April 26, 2007. To access the live Webcast, please visit www.fulldisclosure.com or Sybase’s Website at www.sybase.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference call ends and will be available until 10:00 p.m. Pacific Time on May 3, 2007. To access the replay, please dial (888) 203-1112 for domestic access and (719) 457-0820 for international callers; the access code for the telephone replay is #1798432. Additionally, the archived Webcast will be available through July 18, 2007 at http://www.sybase.com/about_sybase/investorrelations.
About Sybase, Inc.
Sybase is the largest global enterprise software company exclusively focused on managing and mobilizing information from the data center to the point of action. Sybase provides open, cross-platform solutions that securely deliver information anytime, anywhere, enabling customers to create an information edge. The world’s most critical data in commerce, finance, government, healthcare, and defense runs on Sybase. For more information, visit the Sybase Website at http://www.sybase.com.
Forward-Looking Statements
Certain statements in this release concerning Sybase, Inc. and its prospects and future growth are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006.
Sybase, Adaptive Server Enterprise (ASE), AvantGo, Information Anywhere, mfolio, OneBridge, SQL Anywhere, and Sybase 365 are trademarks of Sybase, Inc., or its subsidiaries. All other names may be trademarks of the companies with which they are associated.

SYBASE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share and per share data)	2007	2006
	(Unaudited)
Current assets:
Cash and cash equivalents	$413,664	$355,303
Short-term investments	247,768	269,612

Total cash, cash equivalents and short-term cash investments	661,432	624,915

Restricted cash	5,958	6,014
Accounts receivable, net	191,145	218,016
Deferred income taxes	6,231	6,224
Other current assets	24,828	16,392

Total current assets	889,594	871,561

Long-term cash investments	31,338	12,781
Property, equipment and improvements, net	64,143	66,458
Deferred income taxes	37,865	36,069
Capitalized software, net	71,394	71,179
Goodwill, net	539,680	540,303
Other purchased intangibles, net	144,820	149,648
Other assets	39,995	39,551

Total assets	$1,818,829	$1,787,550

Current liabilities:
Accounts payable	$24,651	$23,439
Accrued compensation and related expenses	44,730	59,748
Accrued income taxes	7,846	31,364
Other accrued liabilities	94,714	108,436
Deferred revenue	230,751	193,431

Total current liabilities	402,692	416,418

Other liabilities	43,769	44,428
Deferred income taxes	14,569	14,448
Long-term tax liability	25,797	—
Long-term deferred revenue	5,444	3,965
Minority interest	5,179	5,160
Convertible subordinated notes	460,000	460,000

Stockholders’ equity:
Preferred stock, $0.001 par value, 8,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 105,337,362 shares issued (2006 - 105,337,362)	105	105
Additional paid-in capital	983,422	977,672
Accumulated earnings	107,628	92,817
Other comprehensive income	44,071	40,850
Less: Cost of treasury stock (13,966,698 shares and 2005 - 14,055,557)	(273,847)	(268,313)

Total stockholders’ equity	861,379	843,131

Total liabilities and stockholders’ equity	$1,818,829	$1,787,550

SYBASE, INC.
RECONCILIATION TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(UNAUDITED)

	Three Months Ended March 31, 2007				Three Months Ended March 31, 2006
(In thousands, except per share data)		Pro forma				Pro forma
	GAAP	Adjustments (2)		Pro forma	GAAP	Adjustments (2)		Pro forma
Revenues:
License fees	$69,365	—		$69,365	$66,888	—		$66,888
Services	129,651	—		129,651	128,120	—		128,120
Messaging	31,021	—		31,021	—	—		—

Total revenues	230,037	—		230,037	195,008	—		195,008

Costs and expenses:
Cost of license fees	12,753	(2,405)	a	10,348	12,792	(2,447)	a	10,345
Cost of services	38,742	(339)	b	38,403	38,352	(680)	b	37,672
Cost of messaging	18,889	(1,102)	a,b	17,787	—	—		—
Sales and marketing	64,575	(1,266)	b	63,309	61,355	(996)	b	60,359
Product development and	38,753	(686)	b	38,067	36,997	(593)	b	36,404
engineering General and administrative	31,496	(3,273)	b	28,223	24,987	(3,156)	b	21,831
Amortization of other purchased intangibles	3,410	(3,410)	a	—	1,546	(1,546)	a	—
Cost of restructure	4	(4)	c	—	34	(34)	c	—

Total costs and expenses	208,622	(12,485)		196,137	176,063	(9,452)		166,611

Operating income	21,415	12,485		33,900	18,945	9,452		28,397

Interest income and expense and other, net	5,005	—		5,005	6,058	—		6,058
Minority interest	(20)	—		(20)	—	—		—

Income before income taxes	26,400	12,485		38,885	25,003	9,452		34,455

Provision for income taxes	11,252	2,747	d	13,999	7,751	3,964	d	11,715

Net income	$15,148	$9,738		$24,886	$17,252	$5,488		$22,740

Basic net income per share	$0.17	$0.10		$0.27	$0.19	$0.06		$0.25

Shares used in computing basic net income per share	91,149			91,149	89,637			89,637

Diluted net income per share	$0.16	$0.11		$0.27	$0.19	$0.06		$0.25

Shares used in computing diluted net income per share	93,609			93,609	92,041			92,041

(1)	Use of Pro Forma Financial Information
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Sybase uses pro forma measures of operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs and expenses. These pro forma adjustments are provided to enhance an overall understanding of our current financial performance and our prospects for the future, and are one of the primary indicators management uses for planning and forecasting future periods. We have excluded such items, including purchase accounting adjustments in connection with acquisitions, stock-based compensation, the cost of restructuring, and the tax effects of these items because we do not believe they are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

(2)	Proforma adjustments
Proforma adjustments include the following: (a) amortization of purchased intangibles; (b) stock-based compensation expense; (c) cost of restructuring charges; (d) income tax effect of proforma adjustments.

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
PROFORMA WITHOUT PURCHASE ACCOUNTING, COST OF RESTRUCTURE, STOCK COMPENSATION EXPENSE,
AND ASSOCIATED INCOME TAX EFFECT
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except per share data)	2007	2006
Revenues:
License fees		$	$
	69,365		66,888
Services	129,651		128,120
Messaging	31,021		—

Total revenues	230,037		195,008

Costs and expenses:
Cost of license fees	10,348		10,345
Cost of services	38,403		37,672
Cost of messaging			17,787
Sales and marketing	63,309		60,359
Product development and engineering	38,067		36,404
General and administrative	28,223		21,831

Total costs and expenses	196,137		166,611

Operating income	33,900		28,397

Interest income and expense and other, net	5,005		6,058
Minority interest	(20)		—

Income before income taxes	38,885		34,455

Provision for income taxes	13,999		11,715

Net income	$24,886		$22,740

Basic net income per share	$0.27		$0.25

Shares used in computing basic net income per share	91,149		89,637

Diluted net income per share	$0.27		$0.25

Shares used in computing diluted net income per share	93,609		92,041

Note: The pro forma statement of operations is intended to present the Company’s operating results excluding purchase accounting adjustments associated with the acquisitions of Home Financial Network, Inc., New Era of Networks, Inc., AvantGo Inc., Dejima, Inc., XcelleNet, Inc., Avaki, Inc., ISDD Ltd., Extended Systems, Inc., Solonde Solutions AG, and Mobile 365, Inc. and other purchased intangibles. Such purchase accounting adjustments would include amortization of developed technology, amortization of intangibles, and related adjustments for income tax provision. The pro forma statement of operations also excludes stock compensation expense and restructuring costs which we do not believe are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except per share data)	2007	2006
Revenues:
License fees	$69,365	$66,888
Services	129,651	128,120
Messaging	31,021	—

Total revenues	230,037	195,008

Costs and expenses:
Cost of license fees	12,753	12,792
Cost of services	38,742	38,352
Cost of messaging	18,889	—
Sales and marketing	64,575	61,355
Product development and engineering	38,753	36,997
General and administrative	31,496	24,987
Amortization of other purchased intangibles	3,410	1,546
Cost of restructure	4	34

Total costs and expenses	208,622	176,063

Operating income	21,415	18,945

Interest income and expense and other, net	5,005	6,058
Minority interest	(20)	—

Income before income taxes	26,400	25,003

Provision for income taxes	11,252	7,751

Net income	$15,148	$17,252

Basic net income per share	$0.17	$0.19

Shares used in computing basic net income per share	91,149	89,637

Diluted net income per share	$0.16	$0.19

Shares used in computing diluted net income per share	93,609	92,041

SYBASE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in thousands)	2007	2006
Cash and cash equivalents, beginning of year	$355,303	$398,741
Cash flows from operating activities:
Net income	15,148	17,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,810	18,012
Minority interest in income of subsidiaries	20	—
Gain on disposal of assets	(11)	(381)
Deferred income taxes	(1,682)	(1,329)
Stock-based compensation – restricted stock	2,103	1,956
Stock-based compensation – all other	3,647	3,469
Excess tax benefit from stock-based compensation plans	(2,201)	—
Amortization of note issuance costs	492	492
Changes in assets and liabilities:
Accounts receivable	24,331	31,048
Other current assets	(7,700)	(6,273)
Other assets — operating	(919)	(1,589)
Accounts payable	1,212	4
Accrued compensation and related expenses	(15,033)	(14,427)
Accrued income taxes	2,183	(3,678)
Other accrued liabilities	(12,007)	(8,851)
Deferred revenues	38,799	37,083
Other liabilities	(551)	582

Net cash provided by operating activities	69,641	73,370
Cash flows from investing activities:
Decrease in restricted cash	56	66
Purchases of available-for-sale cash investments	(120,761)	(171,467)
Maturities of available-for-sale cash investments	48,400	101,297
Sales of available-for-sale cash investments	75,894	134,618
Business combinations, net of cash acquired	(1,501)	(23)
Purchases of property, equipment and improvements	(4,466)	(4,622)
Proceeds from sale of property, equipment, and improvements	34	2
Capitalized software development costs	(8,438)	(8,542)
(Increase) Decrease in other assets — investing	(18)	1

Net cash provided by (used for) investing activities	(10,800)	51,330
Cash flows from financing activities:
Repayments of long-term obligations	(15)	(14)
Payments on capital lease	(392)	(77)
Net proceeds from the issuance of common stock and reissuance of treasury stock	12,716	5,699
Purchases of treasury stock	(18,588)	(24,665)
Excess tax benefit from stock-based compensation plans	2,201	—

Net cash used for financing activities	(4,078)	(19,057)
Effect of exchange rate changes on cash	3,598	1,519

Net increase in cash and cash equivalents	58,361	107,162

Cash and cash equivalents, end of period	413,664	505,903
Cash investments, end of period	279,106	396,562

Total cash, cash equivalents and cash investments, end of period	$692,770	$902,465

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
PROFORMA WITHOUT PURCHASE ACCOUNTING, COST OF RESTRUCTURE, STOCK COMPENSATION EXPENSE, AND ASSOCIATED INCOME TAX EFFECT
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data)	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$48,315	$21	$14	$—	$48,350
Mobile and Embedded	6,639	14,376	—	—	21,015

Subtotal license fees	54,954	14,397	14	—	69,365
Intersegment license revenues	32	5,536	—	(5,568)	—

Total license fees	54,986	19,933	14	(5,568)	69,365

Services
Direct service revenue	118,383	11,268	—	—	129,651
Intersegment service revenues	27	6,783	—	(6,810)	—

Total services	118,410	18,051	—	(6,810)	129,651

Messaging	—	—	31,021		31,021

Total revenues	173,396	37,984	31,035	(12,378)	230,037

Total allocated costs and expenses	144,118	34,110	29,977	(12,378)	195,827

Operating income before unallocated costs	$29,278	$3,874	$1,058	$—	$34,210

Other unallocated costs					310

Operating income after unallocated costs					33,900

Interest income and expense and other, net					5,005
Minority interest					(20)

Income before income taxes					38,885

Provision for income taxes					13,999

Net income					$24,886

Basic net income per share					$0.27

Shares used in computing basic net income per share					91,149

Diluted net income per share					$0.27

Shares used in computing diluted net income per share					93,609

Note: The pro forma statement of operations is intended to present the Company’s operating results excluding purchase accounting adjustments associated with the acquisitions of Home Financial Network, Inc., New Era of Networks, Inc., AvantGo Inc., Dejima, Inc., XcelleNet, Inc., Avaki, Inc., ISDD Ltd., Extended Systems, Inc., Solonde Solutions AG, and Mobile 365, Inc. and other purchased intangibles. Such purchase accounting adjustments would include amortization of developed technology, amortization of intangibles, and related adjustments for income tax provision. The pro forma statement of operations also excludes stock compensation expense and restructuring costs which we do not believe are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions and restructurings) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

SYBASE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(UNAUDITED)

	Infrastructure	iAnywhere			Consolidated
(In thousands, except per share data}	Platform Group	Solutions	Sybase 365	Eliminations	Total
Revenues:
License fees
Infrastructure	$48,315	$21	$14	$—	$48,350
Mobile and Embedded	6,639	14,376	—	—	21,015

Subtotal license fees	54,954	14,397	14	—	69,365
Intersegment license revenues	32	5,536	—	(5,568)	—

Total license fees	54,986	19,933	14	(5,568)	69,365

Services
Direct service revenue	118,383	11,268	—	—	129,651
Intersegment service revenues	27	6,783	—	(6,810)	—

Total services	118,410	18,051	—	(6,810)	129,651

Messaging	—	—	31,021	—	31,021

Total revenues	173,396	37,984	31,035	(12,378)	230,037

Total allocated costs and expenses before cost of restructure and amortization of other purchased intangibles and purchased technology	144,118	34,110	29,977	(12,378)	195,827

Operating income before cost of restructure and amortization of other purchased intangibles and purchased technology	29,278	3,874	1,058	—	34,210

Cost of restructure - 2007 Activity	4	—	—	—	4
Amortization of other purchased intangibles	527	1,046	1,837	—	3,410
Amortization of purchased technology	402	2,003	916	—	3,321

Operating income (loss) before unallocated costs	$28,345	$825	$(1,695)	$—	$27,475

Other unallocated costs					6,060

Operating income after unallocated costs					21,415

Interest income and expense and other, net					5,005
Minority interest					(20)

Income before income taxes					26,400

Provision for income taxes					11,252

Net income					$15,148

Basic net income per share					$0.17

Shares used in computing basic net income per share					91,149

Diluted net income per share					$0.16

Shares used in computing diluted net income per share					93,609

SYBASE, INC.
Reconciliation of GAAP-based EPS to pro forma EPS
for the three months ended June 30, 2007
(unaudited)

Pro forma EPS	$0.32	$0.36

Amortization of purchased intangibles	(0.07)	(0.07)
Amortization of stock compensation expense	(0.06)	(0.06)
Income tax effect of above adjustments	0.05	0.05
Income tax effect	(0.01)	(0.01)

GAAP — based EPS	$0.23	$0.27

Use of Pro Forma Financial Information
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Sybase uses pro forma measures of operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs and expenses. These pro forma adjustments are provided to enhance an overall understanding of our current financial performance and our prospects for the future, and are one of the primary indicators management uses for planning and forecasting future periods. We have excluded such items, including purchase accounting adjustments in connection with acquisitions because we do not believe they are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

SYBASE, INC.
Reconciliation of GAAP-based EPS to pro forma EPS
for the twelve months ended December 31, 2007
(unaudited)

Pro forma EPS	$1.52

Amortization of purchased intangibles	(0.28)
Amortization of stock compensation expense	(0.26)
Income tax effect of above adjustments	0.19
Income tax effect	(0.05)

GAAP — based EPS	$1.12

Use of Pro Forma Financial Information
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Sybase uses pro forma measures of operating results, net income and earnings per share, which are adjusted from GAAP-based results to exclude certain costs and expenses. These pro forma adjustments are provided to enhance an overall understanding of our current financial performance and our prospects for the future, and are one of the primary indicators management uses for planning and forecasting future periods. We have excluded such items, including purchase accounting adjustments in connection with acquisitions because we do not believe they are indicative of our core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events (such as acquisitions) that occur sporadically and are not directly related to our ongoing core business operations. Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.